CANANDAIGUA NATIONAL CORPORATION

STOCK OPTION PLAN

(as amended and restated effective January 1, 2009)

1.

BACKGROUND AND PURPOSE

Canandaigua National Corporation (the “Corporation”) established the Canandaigua National Corporation Stock Option Plan (the “Plan”) effective March 11, 1998.  The purpose of the Plan is to enable the Corporation and its subsidiaries to retain executive officers and other key employees, and provide them with an incentive to maintain and enhance the long-term performance of the Corporation and its subsidiaries, by granting eligible employees stock options pursuant to the rules set forth in the Internal Revenue Code of 1986, as amended (the “Code”).

As originally established, the Plan provided for the granting of non-qualified stock options (“NSOs”) and incentive stock options (“ISOs”).  As no ISOs have been granted under the Plan and no ISOs will be granted in the future, the Plan is amended and restated, effective January 1, 2009, as set forth herein, to eliminate provisions relating to ISOs.  The Plan is also amended, effective January 1, 2009, so that any NSOs granted, vested and immediately exercisable prior to January 1, 2005 shall not be subject to Code Section 409A, and all other NSOs may qualify for the stock right exemption from Code Section 409A (and be treated as not providing for deferral of compensation under Code Section 409A).

2.

ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Corporation’s Board of Directors (the “Committee”).  This Committee shall consist of at least three members of the Corporation’s Board of Directors who are not employees with such qualifications as the Board of Directors deems necessary and desirable from time to time, taking into consideration applicable provisions of the federal securities laws, including Rule 16b-3 promulgated under the Securities and Exchange Act of 1934 (“Rule 16b-3”) and the Code. The Committee shall possess the authority and discretion to: (i) determine the employees of the Corporation or its subsidiaries to whom, and the time or times at which, NSOs shall be granted; (ii) determine, at the time of grant, the number of shares of Common Stock which can be purchased upon exercise of an NSO and any appropriate terms and conditions applicable to the NSO; (iii) prescribe the form of NSO agreements and make any amendments to such agreements or NSOs; (iv) interpret the Plan and the NSO agreements; (v) make and amend rules and regulations relating to the Plan; (vi) make all other determinations necessary or advisable for the administration of the Plan; and (vii) amend or modify the Plan, except as otherwise provided in Section 12.  The Committee’s determinations shall be conclusive and binding.  No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any NSO granted hereunder.

Notwithstanding the above, the Committee shall not exercise its authority in any manner inconsistent with: (i) the terms of this Plan; or (ii) the requirements for NSOs granted, vested and immediately exercisable prior to January 1, 2005 to not be subject to Code

Section 409A; or (iii) the requirements for other NSOs to qualify for the stock right exemption from Code Section 409A (and be treated as not providing for deferral of compensation under Code Section 409A).  Furthermore: (i) no member of the Committee shall interpret the Plan with respect to, or exercise any discretion, act on, or decide, any matter relating to himself or any of his rights or benefits under the Plan; and (ii) any duty or function which may be performed by the Committee or its delegates under the Plan may instead be performed by the Board if the Board so determines in its sole discretion.

3.

ELIGIBLE EMPLOYEES

NSOs may be granted under the Plan only to employees of the Corporation and its subsidiaries who have the capability of making a substantial contribution to the success of the Corporation or a subsidiary.  For purposes of this Plan, “subsidiaries” shall mean and include only those corporations in which the Corporation has a “controlling interest,” as defined for purposes of Code Section 409A.

4.

SHARES AVAILABLE

NSOs shall be granted only for Common Stock.  For purposes of this Plan, “Common Stock” means a class of Corporation stock: (i) with no preference as to distributions (other than distributions of Common stock and distributions in liquidation of the Corporation); and (ii) which is not subject to a mandatory repurchase obligation (other than a right of first refusal) or to a put or call right that is not a lapse restriction as defined in Treasury Regulation Section 1.83-3(i), if the Common Stock price under the obligation or right is based on a measure other than the fair market value (disregarding lapse restrictions as defined in Treasury Regulation Section 1.83-3(i)) of the equity interest in the Corporation represented by the Common Stock.  As of the effective date of this Plan, the total number of shares of the Corporation’s Common Stock (par value of $50.00 per share) available in the aggregate for NSOs under this Plan was 16,000.  Shares of Common Stock to be granted may be authorized and unissued shares or may be treasury shares.

If a NSO expires, terminates or is canceled without being exercised or becoming vested, new NSOs may thereafter be granted under the Plan covering such shares of Common Stock unless otherwise required under applicable laws, rules or regulations. No NSO may be granted more than ten (10) years after the effective date of the Plan.

5.

TERMS AND CONDITIONS FOR NSOs

(a)

NSO Agreements.  Each NSO granted under the Plan shall be evidenced, at the time of grant, by a NSO agreement in such form as the Committee shall approve from time to time, which agreement shall conform to the terms of this Plan and set forth: (i) the number of shares which can be purchased upon exercise of the NSO; (ii) the exercise price for the NSO, which shall never be less than the fair market value, as of the date of grant, of the Common Stock which can be purchased with the NSO (disregarding lapse restrictions as defined in § 1.83-3(i) and determined in accordance with an appropriate method prescribed in regulations issued under Code Section 409A);

(iii) the duration of the NSO; (iv) the exercise period for the NSO; (v) the vesting terms applicable to the NSO; and (vi) such other terms and conditions as the Committee deems appropriate at the time of grant.

(b)

Notwithstanding the above, the expiration of a NSO will be tolled if the NSO holder cannot exercise the NSO because of applicable Federal, state, local, or foreign law, or if exercise of the NSO would jeopardize the Corporation’s ability to continue as a going concern; provided the exercise period is not extended more than 30 days after the first date this circumstance no longer exists.

(c)

NSOs Nontransferable.  Each NSO by its terms shall not be transferable by the NSO holder (the “participant”) other than: (i) by will or the laws of descent and distribution; or (ii) to the extent permitted under the NSO agreement, Rule 16b-3 and Code Section 409A, by gift to family members or entities beneficially owned by family members, to charitable non-profit organizations recognized as exempt from federal income tax under the provisions of the Code, or other permitted transferees under Rule 16b-3 and the stock right exemption from Code Section 409A.  Each NSO shall be exercisable, during the participant’s lifetime, only by the participant, the participant’s guardian or the participant’s legal representative, the participant’s transferee under a qualified domestic relations order, or other permitted transferee under this section.  To the extent required for the NSO grant and/or exercise to be exempt under Rule 16b-3, each NSO (or the shares of Common Stock which can be purchased with the NSO) must be held by the participant for at least six months following the date on which the NSO was granted.

(d)

Exercise Terms.  A participant may exercise a NSO granted to him no earlier than the date specified in the NSO agreement; provided, however, upon retirement of a participant the Committee has the discretionary authority to accelerate, within the original term of the NSO, the time at which the NSO may be exercised, unless such acceleration would cause the NSO to fail to satisfy the stock right exemption from Code Section 409A.  For purposes of this provision and Section 7, “retirement” means the participant’s termination of employment on or after he attains (age 55).

NSOs may be partially exercised any time during the period they are exercisable, but may only be exercised to the extent permitted under Rule 16b-3.

(e)

Payment of Exercise Price.  A NSO shall be exercised upon written notice to the Corporation accompanied by payment in full for the shares of Common Stock being purchased.  The payment shall be equal to the exercise price and made in cash or by check or by delivery of previously owned shares of Common Stock.  Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on the date of payment.  For this purpose, fair market value shall be determined in accordance with an appropriate method prescribed in regulations issued under Code Section 409A.

6.

GENERAL RESTRICTION ON ISSUANCE OF STOCK CERTIFICATES

The Corporation shall not be required to deliver any certificate upon the grant, vesting or exercise of any NSO until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary to ensure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having appropriate jurisdiction.  Certificates delivered upon such grant, vesting or exercise may bear a legend restricting transfer absent such compliance.  Each NSO shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock subject to such NSO upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such NSOs or the issuance or purchase of shares of Common Stock there under, such NSOs may not vest or be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee in the exercise of its reasonable judgment.

7.

IMPACT OF TERMINATION OF EMPLOYMENT

(a)

Expiration.  Each NSO shall expire in accordance with the terms of this Section 7.

(i)

If a participant’s employment with the Corporation and all subsidiaries terminates for any reason, any NSO granted to him which is not yet exercisable on his termination date under the terms of the NSO agreement and the Plan shall expire on his termination date.

(ii)

If a participant’s employment with the Corporation and all subsidiaries is terminated for cause any NSO granted to him which is exercisable on his termination date under the terms of the NSO agreement and the Plan shall expire on his termination date.  For this purpose, “terminated for cause” means termination by the Corporation or a subsidiary which the Committee reasonably determines resulted from willful acts, or failure to act, by the participant and which is detrimental to the Corporation or any of its subsidiaries.

(iii)

If a participant’s employment with the Corporation and all subsidiaries terminates by reason of permanent disability or retirement (as determined by the Committee) or because of death, any NSO granted to him which is exercisable on his termination date under the terms of the NSO agreement and the Plan may be exercised by the participant (or in the event of the participant’s death by his personal representative) no later than the date one (1) year after his termination date.

(iv)

If a participant’s employment with the Corporation and all subsidiaries terminates for any reason other than permanent disability, retirement, death or cause, any NSO granted to him which is exercisable on his termination date under the terms of the NSO agreement and the Plan may be exercised by the participant (or in the event of the participant’s death by his personal representative) no later than the date six (6) months after his termination date.

(b)

Miscellaneous Termination Provisions.  Unless otherwise determined by the Committee, an authorized leave of absence shall not constitute a termination of employment for purposes of this Plan.  For purposes of this section, retirement means that a participant terminates employment at or after the date on which the participant reaches any normal retirement age specified in any policy adopted by the Board or, in the absence of such policy, age 65.

8.

STOCK SPLITS, DIVIDENDS AND CORPORATE TRANSACTIONS

(a)

Adjustment of Shares.  The number of shares of Common Stock which can be purchased with a NSO (and the maximum number of NSOs that may be granted under this Plan) shall be proportionally adjusted to reflect any Common Stock split (including a reverse split) or Common Stock dividend;  provided that: (i) the only effect of the split or dividend is to increase or decrease, on a pro rata basis, the number of shares owned by each shareholder of that class of Common Stock; and (ii) the aggregate NSO exercise price is not less than the aggregate NSO exercise price before the split or stock dividend.

(b)

Substitutions and Assumptions.  NSOs may be substituted or assumed pursuant to merger, spin-off or other corporate transaction provided that: (i) the requirements of Treasury Regulation Section 1.424-1 would be met (without regard to the requirement described in Treasury Regulation Section 1.424-1(a)(2) that an eligible corporation be the employer of the optionee) if the NSOs were statutory stock options; and (ii) the ratio of the NSO exercise price to fair market value of the shares of Common Stock that can be purchased with the NSO immediately after the substitution or assumption is not greater than the ratio of the NSO exercise price to the fair market value of the shares that can be purchased with the NSO immediately before the substitution or assumption.

9.

WITHHOLDING TAXES

All shares of Common Stock issuable to a participant upon exercise of any NSO under the terms of this Plan are subject to such federal, state and local income and employment tax withholdings as payments of this type are normally subject.  Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock under the Plan, the Corporation shall have the right to require the recipient to remit to the Corporation an amount of cash sufficient to satisfy any federal, state and/or local income and employment withholding tax requirements prior to the delivery of any certificate or certificates for such shares or to take any other appropriate action to satisfy such withholding requirements.  Notwithstanding the foregoing, the recipient may satisfy such obligation in whole or in part by electing to have the Corporation withhold shares of Common Stock from the shares to which the recipient is otherwise entitled.

10.

RESTRICTIONS ON EXERCISE; NO EMPLOYMENT RIGHTS

No outstanding NSO may be exercised by any person if the employee to whom the NSO is granted is, or at any time after the date of grant has been, in competition with the Corporation or any of its subsidiaries.  The Committee has the sole discretion to determine whether an employee’s actions constitute competition with the Corporation or a subsidiary.  The Committee may impose such other terms and conditions on the exercise of NSOs as it deems appropriate to serve the purposes for which this Plan has been established.

The Plan and any NSOs granted under the Plan shall not confer upon any participant any right with respect to continuance as an employee of the Corporation or any subsidiary, nor shall they interfere in any way with the right of the Corporation or any subsidiary to terminate the participant’s position as an employee at any time.

11.

RIGHTS AS A SHAREHOLDER

The recipient of any NSO under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock purchased with the NSO are issued to the recipient.

12.

AMENDMENT AND DISCONTINUANCE OF PLAN

This Plan may be amended or terminated by the Committee or by the shareholders of the Corporation, except that, without approval of a majority of the shareholders present in person or by proxy, no amendment may materially increase the maximum number of shares of Common Stock as to which NSOs may be granted under the Plan, change the exercise price of NSOs, change the class of persons eligible for NSOs, extend the period for which NSOs may be granted, extend the period for which NSOs may be exercised (except as provided herein), or withdraw the authority to administer the Plan from the Committee or another committee of the Board of Directors.  Notwithstanding the foregoing, to the extent permitted by law, the Committee may amend the Plan without the approval of shareholders, to the extent it deems necessary to cause the Plan to comply with Rule 16b-3 or any successor rule, as it may be amended from time to time or as otherwise permitted under Rule 16b-3 and the Code.  Except as required by law, no amendment, modification, or termination of the Plan may, without the written consent of a participant to whom any NSO shall theretofore have been granted, adversely affect the rights of such participant under such NSO.  Furthermore, no amendment shall be made which is inconsistent with the requirements for NSOs granted, vested and immediately exercisable prior to January 1, 2005 to not be subject to Code Section 409A, or the requirements for other NSOs to qualify for the stock right exemption from Code Section 409A (and be treated as not providing for deferral of compensation under Code Section 409A).

13.

CHANGE IN CONTROL

(a)

Notwithstanding other provisions of the Plan, in the event of a change in control of the Corporation (as defined in subsection (c) below), all NSOs shall become immediately vested and exercisable in full, unless determined otherwise by and set forth in a resolution of the Committee adopted prior to and specifically relating to the occurrence of such change in control.

(b)

Subject to Subsection (a) above, upon a change in control each participant holding an NSO: (i) shall have the right at any time thereafter during the term of such NSO to exercise the NSO in full notwithstanding any limitation or restriction in any NSO agreement or in the Plan; and (ii) may request the Corporation to redeem for cash the

Common Stock purchased upon exercise of the NSO at a price equal to the fair market value of the Common Stock at the time of redemption (determined in accordance with an appropriate method prescribed in regulations issued under Code Section 409A), and subject to the provisions of Rule 16b-3.

(c)

For purposes of this section, “change in control” means:

1)

there shall be consummated

i)

any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of the Common Stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly-owned subsidiary of the Corporation immediately before the consolidation or merger; or

ii)

any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation (other than to one or more directly or indirectly wholly-owned subsidiaries of the Corporation); or

2)

the shareholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation; or

3)

any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the Corporation’s then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Corporation immediately before it becomes such 30% beneficial owner; or

4)

individuals who constitute the Corporation’s Board of Directors on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (4), considered as though such person were, and shall be deemed to be, a member of the Incumbent Board.

14.

EFFECTIVE DATE

The effective date of this amendment and restatement of the Plan is January 1, 2009.

15.

 DEFINITIONS

Any terms or provisions used herein which are defined in Code Sections 162(m), 409A, 421, or 422 of the Code, or the regulations there under or corresponding provisions of subsequent laws and regulations, shall have the meanings as therein defined, unless the context indicates otherwise.

16.

CONSTRUCTION AND GOVERNING LAW

This Plan is intended to comply with the

requirements under Code Section 409A for: (i) NSOs granted, vested and immediately exercisable prior to January 1, 2005 to not be subject to Code Section 409A; and (ii) all other NSOs to qualify for the stock right exemption from Code Section 409A (and be treated as not providing for deferral of compensation under Code Section 409A).  If there is any discrepancy between the provisions of this Plan and such Code requirements, such discrepancy shall be resolved in a manner as to give full effect to such Code requirements. To the extent not inconsistent with the provisions of the Code that relate to NSOs, this Plan and any NSO agreement shall be construed under the laws of the State of New York.

IN WITNESS WHEREOF, Canandaigua National Corporation has caused this amended and restated Plan to be executed effective as of the 10th day of December, 2008.

Canandaigua National Corporation

By:

/s/Daniel P. Fuller

 Chairman of the Board

Attest:

/s/Robert G. Sheridan

/s/George W. Hamlin, IV

Secretary

President